                                                                    EXHIBIT 11.1

                        WORKGROUP TECHNOLOGY CORPORATION
                     COMPUTATION OF WEIGHTED AVERAGE SHARES
                   USED IN COMPUTING INCOME PER SHARE AMOUNTS



                                                    Primary        Fully
Type of Security                                     Shares       Diluted
----------------                                   ----------    ----------
For the three months ended September
 30, 1996:
    Common Stock, beginning of period              7,948,000    7,948,000
    Weighted average common stock
     issued during the period                         17,000       17,000
    Common stock equivalents                               -            -
    Treasury stock buyback                                 -            -
                                                   ---------    ---------

       Weighted average shares of
        common stock outstanding                   7,965,000    7,965,000
                                                   =========    =========
       Net loss per share                         $    (0.10)  $    (0.10)
                                                  ==========    =========

For the three months ended September
 30, 1995:
    Common Stock, beginning of period              1,724,000    1,724,000
    Cheap stock outstanding during the
     period                                        1,370,000    1,370,000
    Weighted average common stock
     issued during the period                              -            -
    Common stock equivalents                       3,359,000    3,359,000
    Treasury stock buyback                          (249,000)    (249,000)
                                                  -----------  -----------
       Weighted average shares of
        common stock outstanding                   6,204,000    6,204,000
                                                 ============  ===========
       Net income per share                       $     0.06   $     0.06
                                                 ============  ===========
For the six months ended September 30,
 1996:
    Common Stock, beginning of period              7,926,000    7,926,000
    Weighted average common stock
     issued during the period                         23,000       23,000
    Common stock equivalents                       1,391,000    1,388,000
    Treasury stock buyback                          (211,000)    (210,000)
                                                  -----------  -----------
       Weighted average shares of
        common stock outstanding                   9,129,000    9,127,000
                                                 ============  ===========
       Net income per share                       $     0.01   $     0.01
                                                 ============  ===========

For the six months ended September 30,
 1995:
    Common Stock, beginning of period              1,722,000    1,722,000
    Cheap stock outstanding during the
     period                                        1,370,000    1,370,000
    Weighted average common stock
     issued during the period                          2,000        2,000
    Common stock equivalents                       3,364,000    3,364,000
    Treasury stock buyback                          (249,000)    (249,000)
                                                  -----------  -----------
       Weighted average shares of
        common stock outstanding                    6,209,000    6,209,000
                                                 ============  ===========
       Net income per share                        $     0.09   $     0.09
                                                 ============  ===========

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(1)  All common share amounts have been restated to reflect a 3-into-2 reverse stock split.
(2) In accordance with the Securities and Exchange Commission, issuances of common stock and common stock equivalents, within one year prior to the initial filing of the registration statement, at share prices below the assumed initial public offering price of $14.50 per share (cheap stock), are considered to have been made in anticipation of the contemplated public offering for which this registration statement was prepared. Accordingly, these stock issuances are treated as if issued and outstanding, using the treasury stock method, since the inception of the Company. See Note 4 of Notes to the Consolidated Financial Statements.

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